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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 2004 (except for Note 15, as to which the date is February 20, 2004), in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Inhibitex, Inc. dated March 2, 2004.

                                             Ernst & Young LLP

Atlanta, Georgia
March 2, 2004

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 15 to the financial statements.

                                             /s/ Ernst & Young LLP

Atlanta, Georgia
March 2, 2004